                                                        EXHIBIT (b)(4)(ii)(B)(2)



         INDIVIDUAL RETIREMENT ANNUITY
         ENDORSEMENT

         Notwithstanding any provision contained therein to the contrary, the Contract to which this Endorsement is attached is hereby amended as follows:


1. The Annuitant must be one individual and the Contract Owner. A Co-Annuitant may be designated but such term shall refer only to an individual entitled to receive a benefit upon the death of the Annuitant under one of the Annuity Options specified in the Contract.

2. The Contract is established for the exclusive benefit of the Contract Owner or his or her Beneficiaries and the interest of the Contract Owner is nonforfeitable.

3. The loan provision of the Contract is deleted. The Contract Owner may not assign, sell, transfer, discount or pledge this Contract as collateral for a loan.

4. The maximum annual Purchase Payments shall not exceed the lesser of $2,000 or 100% of compensation unless such payment qualifies as a rollover contribution described in sections 408(d)(3), 402(a)(5), 402(a)(7), 403(a)(4) or 403(b)(8) of the Internal Revenue Code or such payment qualifies as a contribution made in accordance with a Simplified Employee Pension Program as described in section 408(k) of the Internal Revenue Code. To the extent necessary to preserve qualification under the Code, refunds of Purchase Payments may be made by the Company. Any refund of payments (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the refund, toward future Purchase Payments or the purchase of additional benefits.

5. Notwithstanding any other provision of the Contract, the Annuitant's entire interest in the Contract shall be distributed as required under section 408(b)(3) of the Internal Revenue Code and applicable regulations. Unless deferral is otherwise permitted under applicable regulations, the Annuitant's entire interest shall be distributed no later than the "required beginning date," or shall be distributed beginning no later than the "required beginning date", in equal or substantially equal amounts, over the life of the Annuitant or the joint lives of the Annuitant and an individual who is his or her designated Beneficiary (or over a period not extending beyond the life expectancy of the Annuitant, or joint life expectancy of the Annuitant and the designated Beneficiary). For purposes of this paragraph, the "required beginning date" shall mean April 1 of the calendar year following the calendar year in which the Annuitant attains age 70 1/2. If the Annuitant's interest is to be distributed over a period greater than one year, then the amount to be distributed by December 31 of each year (including the year in which the required beginning date occurs) shall be no less than the amount prescribed in regulations issued under section 401(a)(9) of the Internal Revenue Code, including the requirement of Proposed Treasury Regulation section 1.401(a)(9)-2.

         In particular, only Annuity Options (1) and (2) shall be offered unless we consent to the use of an additional option.

6. Notwithstanding any provision of the Contract to the contrary, if an Annuitant dies on or after the required beginning date in Paragraph 5 (or if a distribution has begun before the required beginning date as irrevocable annuity payments), the remaining portion of such interest (if any) shall be distributed at least as rapidly as under the method of distribution in effect as of the Annuitant's death.

         If the Annuitant dies before the required beginning date and an irrevocable annuity distribution has not begun, the entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except that (i) the interest may be distributed to an individual who is his or her designated Beneficiary, provided that payments begin on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died and are made over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary; or (ii) if the designated Beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse, commencing at any date prior to the later of (1) December 31 of the



401-VER3
         calendar year immediately following the calendar year in which the Annuitant died, and (2) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. Such election by the surviving spouse must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin pursuant to the preceding sentence.

         If the designated Beneficiary is the owner's surviving spouse, the spouse may treat the Contract as his or her own individual retirement arrangement (IRA). This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Contract, makes a rollover to or from the Contract, or fails to elect that his or her interest will be distributed in accordance with one of the provisions in the preceding paragraph.

         If the surviving spouse dies before distributions begin, the limitations of this paragraph shall be applied as if the surviving spouse were the Annuitant. The determination of the required period of distribution (including applicable life expectancy) shall be made in accordance with the regulations issued under section 401(a)(9), including the requirement of Proposed Treasury Regulation section 1.401(a)(9)-2).

         For purposes of Paragraph 5 and 6, life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. If Benefits under the (Contract) are payable in accordance with an Annuity Option provided under the Contract, life expectancy shall not be recalculated. If Benefits are payable under an alternate form acceptable to the Company, life expectancies shall be recalculated annually unless elected otherwise at the time distributions are required to begin (1) by the Annuitant, or
         (2) for purposes of distributions beginning after the Annuitant's death, by the surviving spouse. Such election shall be irrevocable as to the Annuitant or the surviving spouse, and shall apply to all subsequent years. However, the life expectancy of a non-spouse Beneficiary may not be recalculated, and shall be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin pursuant to Paragraph 5 or 6, whichever is applicable, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

7. Annuity Option 1(b) is not available for an Annuitant whose life expectancy is less than 10 years. Under Annuity Options 2(a) and 2(b) the designated Co-Annuitant must be the Annuitant's spouse. Annuity Option 2(b) is not available for an Annuitant and his or her spouse where the life expectancy of the Annuitant and such spouse is less than 10 years.

8. We may cancel the Contract for nonpayment of Purchase Payments and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the administration fee, if applicable, if, prior to the Maturity Date, no Purchase Payments are made for two consecutive Contract Years and if (i) the total Purchase Payments made, less any partial withdrawals, are less than $2,000; (ii) the Contract Value at the end of such two-year period is less than $2,000; and (iii) the paid-up annuity benefit at the Maturity Date at the end of such two-year period would be less than $20 per month.

         Endorsed on the Date of Issue of this Contract.

         THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA



         Vice-President



                                  continued...

         RETIREMENT EQUITY ACT
         ENDORSEMENT

         The Contract and Tax-Sheltered Annuity Endorsement to which this Retirement Equity Act Endorsement is attached is amended as follows:

1. In the event of the participant's death prior to the Maturity Date, the death benefit shall be paid to (1) the surviving spouse of the participant in the form required by section 205 of the Employee Retirement Income Security Act of 1974 (ERISA), unless the spouse elects otherwise in accordance with the requirements of such section 205 or the applicable regulations issued by the Secretary of the Treasury; or (2) if there is no surviving spouse, or if the surviving spouse has consented in the manner required by section 205 of ERISA or if the applicable regulations promulgated by the Secretary of the Treasury otherwise permit, to the designated Beneficiary in the form provided for in the Contract.

2. Except to the extent applicable Treasury regulations allow us to offer different Annuity Options that are agreed to by us and are stated in the employer's plan, and except as limited below, only Annuity Options 1(a) and 1(b) and 2(a) and 2(b) are available to the participant. Except as herein after provided, only Annuity Option 2(a) is available to a married participant. A married participant may elect another Annuity Option, provided his or her spouse consents in accordance with the requirements of section 205 of the ERISA (and applicable regulations), or provided such election is otherwise permitted under such applicable regulations. An unmarried participant will be deemed to have elected Annuity Option 1(a) unless he or she makes a different election in the manner required under section 205 of ERISA (and applicable regulations).

3. Elections made pursuant to paragraphs 1 and 2 of this Endorsement may be revoked in the form, time, and manner prescribed in section 205 of ERISA (and applicable regulations). All elections required by this Endorsement shall adhere to the requirements of the applicable regulations interpreting section 205 of ERISA (or any other applicable law), including the requirements as to the timing of any elections.

4. If a withdrawal is permitted by the plan or if the plan permits use of a participant's accrued benefit as security for a loan, no withdrawal, partial or total, or loan, may be made without consent of the participant and the participant's spouse in the manner required by section 205 of ERISA (and applicable regulations), except to the extent that such consent is not required under such applicable regulations. If this Endorsement relates to a plan subject to section 205 of ERISA or section 411(a)(11) of the Internal Revenue Code, any withdrawal or loan made pursuant to this Contract must be made in the form required under
         Section 205 of ERISA (and applicable regulations), unless the participant (and spouse, if applicable) makes an election in the form and manner permitted under such regulations, to receive the benefit in another form.

5. We will not exercise our right to pay the Contract Value on the Maturity Date in one lump sum in lieu of annuity benefits if the Contract Value is greater than $3,500, as determined on the first day of the month preceding the Maturity Date, in accordance with section 205 of ERISA (and applicable regulations).

         Endorsed on the Date of Issue of this Contract.


         THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


         Vice-President

         TAX-SHELTERED ANNUITY
         ENDORSEMENT

         The Contract to which this Endorsement is attached is amended as follows:

1. The Contract Owner must be either an organization described in section 403(b)(1)(A) of the Internal Revenue Code or an employee of such an organization. If the Contract Owner is an organization described in section 403(b)(1)(A), the term "participant" as used in this Endorsement shall mean each individual employee for whose benefit the organization has established an annuity plan under section 403(b) of the Internal Revenue Code. If the Contract Owner is an employee of an organization described in section 403(b)(1)(A), the Annuitant must be that same employee and the term "participant" shall mean the employee. If the Contract is issued as a rollover under section 403(b), the Annuitant must be one individual and the Contract Owner and the term "participant" shall mean the Annuitant/Contract Owner.

2. The interest of the participant is non-transferable within the meaning of section 401(g) of the Internal Revenue Code and applicable regulations and is nonforfeitable.

3. Purchase Payments must be made by an organization described in section 403(b)(1)(A) of the Internal Revenue Code. The participant must be an employee of such organization.

4. Notwithstanding any other provision of this Contract, the participant's entire interest in the Contract shall be distributed as required under section 403(b)(10) of the Internal Revenue Code and applicable regulations. Unless a deferral is otherwise permitted under applicable regulations, the participant's entire interest shall be distributed no later than the "required beginning date," or shall be distributed, beginning no later than the "required beginning date," over the life of the participant or the joint lives of the participant and an individual who is his or her designated Beneficiary (or over a period not extending beyond the life expectancy of the participant, or joint life expectancy of the participant and the designated Beneficiary). For purposes of this paragraph, the "required beginning date" shall mean April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2; except that for a participant who attains age 70 1/2 before January 1, 1988, or for a participant in a governmental or a church plan (as defined in section 89(i)(4) of the Internal Revenue Code), the term "required beginning date" shall mean April 1 of the calendar year following the later of (1) the calendar year in which the participant attains age 70 1/2 or (2) the calendar year in which the participant retires. If the participant's interest is to be distributed over a period greater than one year, then the amount to be distributed by December 31 of each year (including the year in which the required beginning date occurs) shall be no less than the amount prescribed in regulations issued under section 401(a)(9) of the Internal Revenue Code, including the requirements of Proposed Treasury Regulation section 1.401(a)(9)-2.

         In particular, only Annuity Options (1) and (2) shall be offered unless we consent to the use of an additional option. All such options must meet the requirements of section 403(b)(10) of the Internal Revenue Code, including the requirement that payments to persons other than participants are incidental.

5. Notwithstanding any provision of the Contract to the contrary, if a participant dies on or after the required beginning date as stated in Paragraph 4 (or if a distribution has begun before the required beginning date as irrevocable annuity payments), the remaining portion of such interest (if any) shall be distributed at least as rapidly as under the method of distribution in effect as of the participant's death. If the participant dies before the required beginning date and if an irrevocable annuity distribution of his or her interest has not begun, the entire interest shall be distributed within five years of his or her death, (or such later date as permitted under applicable regulations) except that (i) the interest may be distributed to an individual who is his or her designated Beneficiary, provided that payments begin within one year of the participant's death (or such later date as permitted under applicable regulations) and are made (in accordance with the regulations issued under section 401(a)(9) of the Internal Revenue Code) over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary; or (ii) the participant's interest may be distributed to his or her surviving spouse, provided that the payments begin no later than the date on which the participant would have attained age 70 1/2 and are made (in accordance with the regulations issued under section 401(a)(9) if the Internal Revenue Code) over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse. If the surviving spouse dies before the distribution commences, the limitations of this paragraph shall be applied as if the spouse had been the participant.

         The determination of the required period of distribution (including applicable life expectancy) shall be made in accordance with the regulations issued under section 401(a)(9), including the requirement of Proposed Treasury Regulation section 1.401(a)(9)-2. For purposes of Paragraphs 4 and 5, if payments begin as an annuity payment, there will be no recalculation of life expectancy. In all other circumstances, there will be no recalculations unless the participant elects and recalculation is permitted under applicable regulations.

         The election of the method of distribution must be made by the Beneficiary within one year of the participant's death. If no election is made, the entire interest will be distributed within five years of the participant's death (or such later date as permitted under applicable regulations).

6. Annuity Option 1(b) is not available for a participant whose life expectancy is less than 10 years. Under Annuity Options 2(a) and 2(b) the designated Co-Annuitant must be the participant's spouse. Annuity Option 2(b) is not available for a participant and his or her spouse where the life expectancy of the participant and such spouse is less than 10 years.

7. Notwithstanding any other provision of this Contract, withdrawals and other distributions attributable to contributions made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such contributions and on amounts held as of December 31, 1988, shall not be paid unless the participant has reached age 59 1/2, separated from service, died, become disabled (within the meaning of section 72(m)(7) of the Internal Revenue Code) or incurred a hardship as determined by the organization described in Paragraph 3; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Internal Revenue Code.

8. Contributions made pursuant to a salary reduction agreement shall be limited to the extent provided in section 402(g) of the Internal Revenue Code.

9. If any Contract is issued in connection with a tax-sheltered annuity as defined in section 403(b) of the Internal Revenue Code and is also part of an employee pension benefit plan as defined in section 3(2) of the Employee Retirement Income Security Act of 1974 (ERISA), the attached Retirement Equity Act Endorsement shall also apply.

10. Notwithstanding any other provision of this Contract, amounts under the Contract received in a nontaxable transfer from a custodial account qualifying under section 403(b)(7) of the Internal Revenue Code, and earnings on such amounts, shall not be paid or made available before the participant dies, attains age 59 1/2, separates from service, becomes disabled (within the meaning of section 72(m)(7) of the Internal Revenue Code), or in the case of such amounts attributable to contributions made under the custodial account pursuant to a salary reduction agreement, encounters financial hardship; provided, that such amounts permitted to be paid or made available in the event of financial hardship shall be limited to amounts attributable to actual salary deferral contributions made under the custodial account (excluding earnings thereon); and provided further that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Internal Revenue Code.

         Endorsed on the Date of Issue of this Contract.

         THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

         Vice-President


                                  continued...




409-VER

         QUALIFIED PLAN ENDORSEMENT
         SECTION 401 PLANS

         The Contract to which this Endorsement is attached is amended as follows:

1. The Contract Owner must be either an employer which has established a pension plan under Section 401(a) or 403(a) of the Internal Revenue Code or an employee of such an employer. If the Contract Owner is an employer, the term "participant" as used in this Endorsement shall mean each individual employee for whose benefit the employer has established a pension plan. If the Contract Owner is the employee, the term "participant" shall mean the employee.

2. Ownership of this Contract may not be transferred except: (i) to the participant; (ii) to a trustee or successor trustee of a pension or profit-sharing trust qualified under section 401 of the Internal Revenue Code; (iii) to the employer of the participant provided that the Contract after transfer is maintained under the terms of a plan qualified under section 401 or 403(a) of the Internal Revenue Code for the benefit of the participant; or (iv) as otherwise permitted by applicable regulations of the Internal Revenue Service. If transferred to the participant, the participant becomes the Contract Owner and the Contract Owner thereafter may not assign, sell, transfer, or discount the Contract, or pledge it as collateral for a loan or as security for the performance of an obligation, other than to North American Security Life Insurance Company, nor may the Contract Owner designate a successor Contract Owner.

3. Annuity payments under the Contract may not be commuted, assigned, encumbered or anticipated in any way, except to the extent required by a qualified domestic relations order as defined in section 414(p) of the Internal Revenue Code.

4. If, in the event of the participant's death prior to the Maturity Date, the death benefit is not paid to the trustee of a pension or profit-sharing trust qualified under section 401 of the Internal Revenue Code, it shall be paid to (1) the surviving spouse of the participant in the form required by section 417(c) of the Internal Revenue Code unless the spouse elects otherwise in accordance with the requirements of section 417 or regulations promulgated thereunder, or
         (2) if there is no surviving spouse, or if the surviving spouse has consented in the manner required by section 417 of the Internal Revenue Code, or if regulations promulgated by the Treasury Department under section 417 of the Internal Revenue Code otherwise permit, to the designated Beneficiary in the form provided for in the Contract.

5. Unless a deferral is otherwise permitted under applicable regulations, distributions must commence no later than April 1 of the calendar year following the calendar year in which (1) the participant reaches age 70 1/2 or (2) the participant retires from the employment of the employer sponsoring the retirement plan with respect to which the Contract is purchased, whichever is later. Part (2) shall only apply to a participant who has attained age 70 1/2 before January 1, 1988, and is not a "5-percent owner" at any time during the plan year ending with or within the calendar year in which such owner attained age 66 1/2, and any subsequent plan year. Furthermore, if the participant becomes a "5-percent owner" in a year after the year in which he or she attains age 70 1/2, the distributions must commence no later than April 1 of the calendar year following the calendar year in which such subsequent plan year ends. For a participant in a governmental plan or a church plan (as defined in section 89(i)(4) of the Internal Revenue Code), the required beginning date shall be April 1 of the calendar year following the later of (1) the calendar year in which the participant attains age 70 1/2 or (2) the calendar year in which the participant retires. The requirements of this Paragraph 5 do not apply with respect to a benefit to which a proper designation is in effect under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

6. Notwithstanding any other provision of this Contract, the participant's entire interest in the Contract shall be distributed as required under section 401(a)(9) of the Internal Revenue Code and applicable regulations. The participant's entire interest shall be distributed no later than the required beginning date set forth in Paragraph 5, or shall be distributed, beginning no later than such required beginning date, over the life of the participant or the joint lives of the participant and an individual who is his or her designated Beneficiary




431-VER

         (or over a period not extending beyond the life expectancy of the participant, or joint life expectancy of the participant and the designated Beneficiary). If the participant's interest is to be distributed over a period greater than one year, then the amount to be distributed by December 31 of each year (including the year in which the required beginning date occurs) shall be no less than the amount prescribed in regulations issued under section 401(a)(9) of the Internal Revenue Code, including the requirements of Proposed Treasury Regulation section 1.401(a)(9)-2.

         In particular, only Annuity Options (1) and (2) shall be offered unless we consent to the use of an additional option. All such options must meet the requirements of section 401(a)(9) of the Internal Revenue Code, including the requirement that payments to persons other than participants are incidental.

         The election of the method of distribution must be made by the Beneficiary within one year of the participant's death. If no election is made, the entire interest will be distributed within five years of the participant's death.

7. Notwithstanding any provision of the Contract to the contrary, if a participant dies on or after the required beginning date stated in Paragraph 5 (or if a distribution has begun before the required beginning date as irrevocable annuity payments), the remaining portion of such interest (if any) shall be distributed at least as rapidly as under the method of distribution in effect as of the participant's death. If the participant dies before the required beginning date and an irrevocable annuity distribution has not begun, the entire interest shall be distributed within five years of his or her death (or such later date as permitted under applicable regulations); except that (i) the interest may be distributed to an individual who is his or her designated Beneficiary, provided that payments begin within one year of the participant's death (or such later date as permitted under applicable regulations) and are made (in accordance with the regulations issued under section 401(a)(9) of the Internal Revenue
         Code) over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary; or
         (ii) the participant's interest may be distributed to his or her surviving spouse, provided that the payments begin no later than the date on which the participant would have attained age 70 1/2 and are made (in accordance with the regulations issued under section 401(a)(9) of the Internal Revenue Code) over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse.

         If the surviving spouse dies before distributions begin, the limitations of this paragraph shall be applied as if the surviving spouse were the participant. The determination of the required period of distribution (including applicable life expectancy) shall be made in accordance with the regulations issued under section 401(a)(9), including the requirements of Proposed Treasury Regulation section 1.401(a)(9)-2. For purposes of Paragraphs 6 and 7, if payments begin as an annuity payment, there will be no recalculation of life expectancy. In all other circumstances, there will be no recalculation unless the participant elects and recalculation is permitted under applicable regulations.

         The election of the method of distribution must be made by the Beneficiary within one year of the participant's death, and if no election is made, the entire interest will be distributed within five years of the participant's death (or such later date as permitted under applicable regulations).

8. Except to the extent Treasury regulations allow us to offer different Annuity Options that are agreed to by us and are stated in the employer's plan, and except as limited below, only Annuity Options 1(a) and 1(b) and 2(a) and 2(b) shall be available to the participant. Annuity Option 1(b) is not available for a participant whose life expectancy is less than 10 years. Under Annuity Options 2(a) and 2(b) the designated Co-Annuitant must be the participant's spouse. Annuity Option 2(b) is not available for a participant and his or her spouse where the life expectancy of the participant and such spouse is less than 10 years.

9. Except as hereinafter provided, only Annuity Option 2(a) is available to a married participant. A married participant may elect another Annuity Option, provided his or her spouse consents in accordance with the requirements of section 417 of the Internal Revenue Code or provided such election is otherwise permitted under regulations promulgated by the Treasury Department. An unmarried participant will be deemed to have elected Annuity Option 1(a) (life annuity) unless he or she makes a different election in the manner required under section 417 of the Internal Revenue Code (and applicable regulations).

10. Elections made pursuant to this Endorsement may be revoked in the form, time, and manner prescribed in section 417 of the Internal Revenue Code (and applicable regulations). All elections required by this continued...

         Endorsement shall adhere to the requirements of the applicable regulations interpreting section 417 (or any other applicable law), including the requirements as to the timing of any elections.

11. We will not exercise our right to pay the Contract Value on the Maturity date in one lump sum in lieu of annuity benefits if the Contract Value is greater than $3,500, as determined on the first day of the month preceding the Maturity date, in accordance with the requirements of section 411(a)(11) and section 417 of the Internal Revenue Code (and applicable regulations).


                                  continued...

12. A married participant may not obtain a loan from North American Security Life Insurance Company using this Contract as security, nor a renegotiation, extension, renewal, or other revisions of such a loan, unless his or her spouse consents thereto in accordance with the requirements of section 417 of the Internal Revenue Code and applicable regulations.

13. In the paragraph entitled "Death of Owner" on page 7 of the contract, the following sentence is deleted: "If you are not an individual, the death of the Annuitant or Co-Annuitant, or any change in the Annuitant or Co-Annuitant will be treated as the death of the Owner.


Endorsed on the Date of Issue of this Contract.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


Vice-President